EXHIBIT 99.1
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Press Release

CONTACTS

INDUSTRY INFORMATION                                       INVESTOR RELATIONS
Jayson Schkloven                                           Alan Roden
Merritt Group                                              Verint Systems Inc.
(703) 390-1529                                             (631) 962-9304
schkloven@merrittgrp.com                                   alan.roden@verint.com


          VERINT GRANTED STAY OF NASDAQ SEPTEMBER 25TH FILING DEADLINE

MELVILLE, NY, SEPTEMBER 18, 2006 - VERINT SYSTEMS INC. (NASDAQ: VRNT), a leading provider of analytic software-based solutions for security and business intelligence, today announced that the Company was informed by The NASDAQ Stock Market that the Nasdaq Listing and Hearing Council has stayed the delisting of the Company's securities pending further review by the Listing Council. The Listing Council further informed the Company that it may submit in writing additional information for the Listing Council's consideration by October 13, 2006.

The Listing Council,acting pursuant to its discretionary authority under Marketplace Rule 4807(b), granted this stay pursuant to a request by the Company to call for review and stay the August 18, 2006 decision by the Nasdaq Listing Qualifications Panel to delist the Company's securities unless the Company filed its delinquent Annual Report on Form 10-K for the fiscal year ended January 31, 2006, its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006, and the Current Report on Form 8-K/A to amend the Form 8-K dated January 9, 2006 by September 25, 2006. In addition to its request for a stay, the Company also requested that the Listing Council grant the Company a 60 day extension from the date of the decision based upon the Listing Council's review in order for the Company to complete all of its filings.

There can be no assurance that the outcome of the Listing Council's review will be favorable to the Company or that the Company's securities will remain listed on The NASDAQ Stock Market.

ABOUT VERINT SYSTEMS INC.

Verint Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for communications interception, networked video security and business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Verint is a subsidiary of Comverse Technology, Inc. (NASDAQ: CMVT). Visit us at our website www.verint.com.




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SEPTEMBER 18, 2006
VERINT GRANTED STAY OF NASDAQ SEPTEMBER 25TH FILING DATE




Note: This release contains "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: potential impact on Verint's financial results as a result of Comverse's creation of a special committee of the Board of Directors of Comverse to review matters relating to grants of Comverse stock options, including but not limited to, the accuracy of the stated dates of Comverse option grants and whether Comverse followed all of its proper corporate procedures and the results of the Comverse special committee's review; the effect of Verint's failure to timely file all required reports under the Securities Exchange Act of 1934, and the resultant potential delisting of Verint's common stock on NASDAQ; the impact of governmental inquiries arising out of or related to option grants; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of Mercom and CM Insight and Verint's other acquisitions, including implementation of adequate internal controls; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint's markets, which creates pricing pressure; managing our expansion in the Asia Pacific region; risks that Verint's intellectual property rights may not be adequate to protect its business or that others may claim that Verint infringes upon their intellectual property rights; risks associated with Verint's ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint's products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint's effective tax rate; perception that Verint improperly handles sensitive or confidential information; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint's infrastructure in order to be able to continue to grow; risks associated with Comverse Technology, Inc. controlling Verint's business and affairs; and other risks described in filings with the Securities and Exchange Commission. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint's website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements except as otherwise required by law.

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Verint, the Verint word mark, Actionable Intelligence, Powering Actionable
Intelligence, STAR-GATE, RELIANT, NEXTIVA, LORONIX, SmartSight, Lanex and ULTRA are trademarks of Verint Systems Inc. Other names may be trademarks of their respective owner.